Exhibit 5.1

September 2, 2020
Norton Rose Fulbright Canada LLP
222 Bay Street, Suite 3000, P.O. Box 53
Toronto, Ontario M5K 1E7 Canada

F: +1 416.216.3930
nortonrosefulbright.com
Aeterna Zentaris Inc.
315 Sigma Drive
Summerville, South Carolina 29486

Dear Sirs/Madames:

Aeterna Zentaris Inc. (the “Corporation”)

We have acted as Canadian counsel to the Corporation, a corporation incorporated under the federal laws of Canada, in connection with the registration, on Form F-1 (the “Registration Statement”) filed on September 2, 2020 by the Corporation with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, of 10,190,859 common shares in the capital of the Corporation (the “Registered Shares”) that are issuable upon the exercise of outstanding unregistered warrants of the Corporation (the “Warrants”) as follows: (i) 9,320,907 common shares that may be acquired upon the exercise of Warrants that were previously issued by the Corporation on a private placement basis in August 2020, and (ii) 869,952 common shares that may be acquired upon the exercise of Warrants that were previously issued by the Corporation as placement agent consideration in August 2020.

For the purposes of this opinion, we have examined the Registration Statement and the form of certificate representing the Warrants (the “Warrant Certificate”). We have also examined copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Corporation.

In reviewing the foregoing documents, we have assumed the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, notarial, true copies or reproductions.

Based upon, and subject to, the qualifications expressed, we are of the opinion that, upon exercise of the Warrants in accordance with the terms of the Warrant Certificates, and subject to receipt of the exercise price therefor, the Registered Shares registered under the Registration Statement will be validly issued as fully paid and non- assessable.

We are qualified to practice law in the Province of Ontario and this opinion is rendered solely with respect to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the captions “Enforceability of Civil Liabilities” and “Legal Matters”.

This opinion is for the sole benefit of the addressee hereof and may not be relied upon by any other person or for any other purpose without our express written consent. The opinions herein expressed are given and effective as of the date hereof and we undertake no duty to update or supplement such opinions to reflect subsequent factual or legal developments which may come or be brought to our attention.

Yours very truly,

/s/ Norton Rose Fulbright Canada LLP
Norton Rose Fulbright Canada LLP

Norton Rose Fulbright Canada LLP is a limited liability partnership established in Canada.

Norton Rose Fulbright Canada LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright South Africa Inc and Norton Rose Fulbright US LLP are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com.

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